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Exhibit 99.1

FOR IMMEDIATE RELEASE

Pep Boys Enters Into Definitive Agreement to be Acquired by The Gores Group

Pep Boys Shareholders to Receive $15.00 Per Share in Cash

        PHILADELPHIA, PA—January 30, 2012—The Pep Boys – Manny, Moe & Jack (NYSE: PBY), the nation's leading automotive aftermarket service and retail chain, today announced that it has entered into a definitive merger agreement under which it will be acquired by The Gores Group, one of the nation's leading investment firms, led by founder and CEO, Alec Gores. Total enterprise value of the transaction is approximately $1.0 billion.

        Under the terms of the merger agreement, The Gores Group will acquire all the outstanding common shares of Pep Boys for $15.00 per share in cash. This represents a premium of 24% percent over Pep Boys' closing price of $12.08 on January 27, 2012 and a premium of 36% percent over Pep Boys' volume weighted average closing price over the last 30 trading days.

        Pep Boys' Board of Directors has unanimously approved the merger agreement and recommended that Pep Boys' shareholders approve the transaction. It is expected that Mike Odell, Pep Boys' President & Chief Executive Officer and other members of the senior management team will continue in their roles with the Company after the completion of the transaction.

        "Partnering with The Gores Group delivers a significant premium for Pep Boys' shareholders and ensures a strong foundation for us to continue our expansion," said Mr. Odell. "Our Board firmly believes that this transaction is in the best interests of all of our stakeholders and delivers an ongoing commitment to excellence for our customers and employees."

        Lee Bird, Managing Director of Operations and Consumer Practice Leader at The Gores Group, said, "Pep Boys' strong brand awareness and management's strategy to be the automotive solutions provider of choice for the value-oriented customer positions Pep Boys for growth. We are excited to help Pep Boys build on this vision and enable the Company to take the brand and business to the next level by effectively scaling its powerful differentiated service platform."

        Ryan Wald, Managing Director of Mergers & Acquisitions at The Gores Group, said, "For over 90 years, Pep Boys has been the leading automotive service and retail chain and we look forward to supporting the Company's continued growth and expansion with our substantial equity resources."

        The agreement provides for a 45-day "go-shop" period and contains customary closing conditions, including receiving the approval of Pep Boys' shareholders and all applicable regulatory approvals. A special meeting of Pep Boys' shareholders will be held following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") and subsequent mailing of the proxy statement to shareholders. The Gores Group has fully committed financing and the transaction is not subject to a financing condition.

        The transaction is currently expected to close in the second fiscal quarter of 2012. Following completion of the transaction, Pep Boys will become a privately held company and its stock will no longer trade on the New York Stock Exchange. Pep Boys noted that, in light of the proposed transaction, it will not host a conference call to discuss financial results for the 2011 fiscal year, but intends to file its year-end results with the SEC. In addition in anticipation of the transaction, Pep Boys has suspended its quarterly dividend.

        BofA Merrill Lynch is acting as the exclusive financial advisor to Pep Boys and has provided a fairness opinion to the Board of Directors of Pep Boys in connection with the transaction. Morgan, Lewis & Bockius LLP is acting as legal advisor to Pep Boys. Credit Suisse Securities (USA) LLC, Barclays Capital, and Sagent Advisors are acting as financial advisors to The Gores Group. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to The Gores Group.

About Pep Boys

        Since 1921, Pep Boys has been the nation's leading automotive aftermarket chain. With more than 7,000 service bays in more than 700 locations in 35 states and Puerto Rico, Pep Boys offers name-brand tires; automotive maintenance and repair; parts and expert advice for the Do-It-Yourselfer; commercial auto parts delivery; and fleet maintenance and repair. Customers can find the nearest location by calling 1-800-PEP-BOYS (1-800-737-2697) or by visiting www.pepboys.com.

About The Gores Group

        The Gores Group, founded by Alec Gores in 1987, has since its inception successfully acquired and operated more than 80 companies across diverse industries with more than $15 billion in aggregate annual revenue. A leading investment firm, The Gores Group specializes in acquisitions where operational transformation and/or flexible capital can maximize the potential of a business. Headquartered in Los Angeles, The Gores Group maintains offices in Boulder, CO, and London. For more information, please visit www.gores.com.

For Pep Boys:

Investor Contact:
Mike Melia
(215) 430-9459

Media Contact:
Brunswick Group
Steve Lipin / Stan Neve
(212) 333-3810

For The Gores Group:

Frank Stefanik
(310) 209-3010

Sitrick And Company
Terry Fahn
(310) 788-2850

Forward-Looking Statements

        This press release contains forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Pep Boys and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the affirmative vote of at least a majority of the votes cast by the holders of Pep Boys' outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in Pep Boys' filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Pep Boys' ability to control or predict. Pep Boys can give no assurance that the conditions to the merger will be satisfied. Except as required by law, Pep Boys undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Pep Boys is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services or Internet service providers.

Additional Information and Where to Find It

        This press release may be deemed to be solicitation material in respect of the proposed acquisition of Pep Boys by The Gores Group. Pep Boys plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF PEP BOYS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to shareholders of Pep Boys. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Pep Boys with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Pep Boys' other filings with the SEC may also be obtained from Pep Boys by directing a request to Pep Boys, Attention: Investor Relations, Mike Melia, or by calling (215) 430-9459.

        Pep Boys and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Pep Boys' shareholders in favor of the proposed acquisition. Information regarding Pep Boys' directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 11, 2011, and definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 29, 2011. Shareholders may obtain additional information regarding the interests of Pep Boys and its directors and executive officers in the proposed acquisition, which may be different than those of Pep Boys' shareholders generally, by reading the proxy statement and other relevant documents filed with the SEC when they become available.

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  Exhibit 99.1
Pep Boys Enters Into Definitive Agreement to be Acquired by The Gores Group Pep Boys Shareholders to Receive $15.00 Per Share in Cash